SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported)  April 12, 1995

                     Century Properties Fund XV
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

            0-9680                               94-2625577
   (Commission File Number)         (I.R.S. Employer Identification No.)

    5665 Northside Drive, N.W., Atlanta, Georgia               30328
      (Address of Principal Executive Offices)               (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.    Acquisition or Disposition of Assets

     On April 12, 1995, Registrant's Joint Venture Partner, the Prowswood Corporation, elected to exercise its option pursuant to the Joint Venture Agreement to acquire Plumtree Apartments. Registrant held an 80% interest in the joint venture. The purchase price for the property was $12,500,000 which resulted in a $7,000,000 gain. Net proceeds to Registrant after payment of closing costs, existing debt and payment to Registrant's joint venture partner of its pro rata interest in the proceeds were approximately $6,100,000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information:

     The following pro forma consolidated balance sheet as of December 31, 1994, and the pro forma consolidated statement of operations for the year then ended give effect to the sale of Registrant's Plumtree Apartments property interest. The adjustments related to the pro forma consolidated balance sheet assume the transaction was consummated at December 31, 1994, while the adjustments to the pro forma consolidated statement of operations assume the transaction was consummated at the beginning of the period presented. The sale occurred on April 12, 1995.

     The pro forma adjustments required are to eliminate the assets, liabilities and operating activity of Plumtree Apartments and to reflect consideration received for the property.

     These pro forma adjustments are not necessarily inclusive of the results that actually would have occurred if the sale had been in effect as of and for the periods presented or what may be achieved in the future.





Pro Forma Condensed Consolidated Balance Sheet
December 31, 1994

                                                Pro Forma
ASSETS                           Historical     Adjustments    Pro Forma
                                 ____________   _____________  _____________
Cash and cash equivalents        $ 1,606,000    $   (278,000)   $ 1,328,000
Receivables and other assets       1,378,000       7,565,000      8,943,000 (1)

Real Estate:

     Real estate                  74,737,000      (8,585,000)    66,152,000
     Accumulated depreciation    (29,112,000)      3,974,000    (25,138,000)
                                 ____________   _____________  _____________
Real estate, net                  45,625,000      (4,611,000)    41,014,000

Deferred costs, net                  682,000         (26,000)       656,000
                                 ____________   _____________  _____________
    Total assets                 $49,291,000    $  2,650,000    $51,941,000
                                 ============   =============   ============

LIABILITIES AND PARTNERS' EQUITY

Notes payable                    $34,229,000    $ (4,136,000)   $30,093,000
Accrued expenses and other
   liabilities                     1,347,000        (162,000)     1,185,000
Payable to joint venture partner           -       1,521,000      1,521,000
                                 ____________   _____________   ____________
   Total liabilities              35,576,000      (2,777,000)    32,799,000
                                 ____________   _____________   ____________
Minority interest in joint
  venture                            722,000        (722,000)             -
                                 ____________   _____________   ____________

Commitments and Contingencies

Partners' Equity (Deficit):

 General partners                 (1,275,000)        124,000     (1,151,000)
 Limited partners (89,980 units
  outstanding at December 31,
  1994 and 1993)                  14,218,000       6,075,000     20,293,000
                                 ____________   _____________   ____________
   Total partners' equity         12,943,000       6,199,000     19,142,000
                                 ____________   _____________   ____________
   Total liabilities and
    partners' equity             $49,291,000    $  2,650,000    $51,941,000
                                 ============   =============   ============

(1)Includes $7,605,000 of receivable from the purchaser.


Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 1994

                                                Pro Forma
                                 Historical     Adjustments     Pro Forma
                                 ____________   _____________   ____________
Revenues:
   Rental                        $12,517,000    $  2,070,000    $10,447,000
   Interest and other income          79,000           8,000         71,000
                                 ____________   _____________   ____________

   Total revenues                 12,596,000       2,078,000     10,518,000
                                 ____________   _____________   ____________

Expenses:
   Operating                       6,542,000         767,000      5,775,000
   Interest                        4,073,000         511,000      3,562,000
   Depreciation                    2,371,000         274,000      2,097,000
   General and administrative        368,000               -        368,000
                                 ____________   _____________   ____________

   Total expenses                 13,354,000       1,552,000     11,802,000
                                 ____________   _____________   ____________

Loss before minority interest
  in joint venture's operations     (758,000)        526,000     (1,284,000)

Minority interest in joint
  venture's operations              (145,000)       (145,000)             -
                                 ____________   _____________   ____________

Net loss                         $  (903,000)   $    381,000    $(1,284,000)
                                 ============   =============   ============

Net loss per limited partnership
  unit                           $       (10)   $          4    $       (14)
                                 ============   =============   ============






                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CENTURY PROPERTIES FUND XV

                                     By:  FOX CAPITAL MANAGEMENT
                                          CORPORATION, its General Partner

Date:  August 26, 1995                    By:   /s/ Michael L. Ashner
                                               ----------------------
                                               Michael L. Ashner,
                                               President